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                                                                   EX-99.B(8)(a)

                               CUSTODY AGREEMENT

                  AGREEMENT dated as of August 16, 1993 between BOSTON SAFE DEPOSIT AND TRUST COMPANY ("Bank") and FLAG INVESTORS INTERNATIONAL FUND, INC. ("Company").

                                  WITNESSETH:

                  WHEREAS, Company is a registered open-end investment company; and

                  WHEREAS, the Company wishes to retain the Bank to provide certain custodian services to the Company and the Bank is willing to furnish such services;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                  1. Appointment of Custodian; Custody Account. The Company hereby constitutes and appoints the Bank as custodian of all the securities and monies at the time owned by or in the possession of the Company during the period of this Agreement. The Bank hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth. The Bank agrees to establish and maintain (a) a separate custody account in the name of the Company ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any

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other rights or interests therein and other similar property (hereinafter called
"Securities") from time to time received by the Bank or any sub-custodian (as defined in the second paragraph of Section 3 hereof) from or at the direction of the Company; and (b) a separate deposit account or accounts in the name of each Fund ("Deposit Account") for any and all cash and cash equivalents in any currency received by the Bank or any sub-custodian from or at the direction of the Company, which cash shall not be subject to withdrawal by draft or check.
The term "Property" as used herein shall mean all Securities, cash, cash equivalents and other assets of the Company.

                  2. Maintenance of Property. Securities in a Custody Account shall be held in such country or other jurisdiction as shall be specified from time to time in Instructions (as defined in Section 9 hereof), provided that such country or other jurisdiction shall be one in which the principal trading market for such Securities is located or the country or other jurisdiction in which such Securities are to be presented for payment or are acquired for the Custody Account, and cash in a Deposit Account shall be credited to an account in such amounts and in the country or other jurisdiction as shall be specified from time to time in Instructions, provided that such country or other jurisdiction shall be one in which such cash in the legal currency for the payment of public or private debts.

                  3. Eligible Foreign Custodians and Securities Depositories. The Company authorizes the Bank to hold the Securities in the Custody Account(s)

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and the cash in the Deposit Account(s) in custody and deposit accounts, respectively, which have been established by the Bank with one of its branches, a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository. If a Bank's branch, a branch of a qualified U.S. bank or an eligible foreign custodian is selected to act as the Bank's sub-custodian to hold any property, such entity is authorized to hold such in its account with any eligible foreign securities depository in which it participates so long as such foreign securities depository has been approved by the Company. For purposes of this Agreement (a) "qualified U.S. bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended ("Rule 17f-5"); (b) "eligible foreign custodian" shall mean
(i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereto) or (ii) a majority-owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereto); (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a

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country other than the United States, which operates (i) the central system for handling of securities or equivalent book-entries in that country or (ii) a transnational system for the central handling of securities or equivalent book-entries.

                  Hereinafter the term "sub-custodian" will refer to any Bank branch, any branch of a qualified U.S. bank, any eligible foreign custodian or any eligible foreign securities depository with which the Bank, as sub-custodian for the Company, has entered into an agreement of the type contemplated hereunder regarding Securities and/or cash held in or to be acquired for a Custody Account or a Deposit Account.

                  If, after the initial approval of the sub-custodians by the Company in connection with this Agreement, the Bank wishes to appoint other sub-custodians to hold Property, it will so notify the Company and will provide the Company with information reasonably necessary to determine any such new sub-custodian's eligibility under Rule 17f-5, including a copy of the proposed agreement with sub-custodian. The Company shall within 30 days after receipt of such notice give a written approval or disapproval of the proposed action.

                  If the bank intends to remove any sub-custodian previously approved, it shall so notify the Company and shall move the Property deposited with such sub-custodian to another sub-custodian previously approved or to a new sub-custodian, provided that the appointment of any new sub-custodian will be

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subject to the requirements set forth in the preceding paragraph. The Bank shall take steps as may be required to remove any sub-custodian which has ceased to meet the requirements of Rule 17f-5.

                  4. Use of Sub-Custodians. With respect to Property which is maintained by the Bank in the physical custody of a sub-custodian pursuant to
Section 3:

                           (a) The Bank will identify on its books as belonging
to the Company any Property held by such sub-custodian.

                           (b) In the event that a sub-custodian permits any of
the Securities placed in its care to be held in an eligible foreign securities depository, such sub-custodian will be required by its agreement with the Bank to identify on its books such Securities as being held for the account of the Bank as a custodian for its customers.

                           (c) Any Securities in a Custody Account held by a
sub-custodian of the Bank will be subject only to the instructions of the Bank or its agents; and any Securities held in an eligible foreign securities depository for the account of a sub-custodian will be subject only to the instructions of such sub-custodian.

                           (d) The Bank will only deposit Property in an account
with a sub-custodian which includes exclusively the assets held by the Bank for its customers, and the Bank will cause such account to be designated by such sub-custodian as a special custody account for the exclusive benefit of customers of the Bank.

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                           (e) Any agreement the Bank shall enter into with a
sub-custodian with respect to the holding of Property shall require that (i) the Property is not subject to any right, charge, security interest, lien or claim of any kind in factor of such sub-custodian or its creditors except for a claim of payment for its safe custody or administration and (ii) beneficial ownership of such Property is freely transferable without the payment of money or value other than for safe custody or administration.

                           (f) The Bank shall allow independent public
accountants of the Company such reasonable access to the records of the Bank relating to Property held in a Custody Account and a Deposit Account as required by such accountants in connection with their examination of the books and records pertaining to the affairs of the Company. The Bank shall, subject to restrictions under applicable law, also obtain from any sub-custodian with which the Bank maintains the physical possession of any Property an undertaking to permit independent public accountants of the Company such reasonable access to the records of such sub-custodian as may be required in connection with their examination of the books and records pertaining to the affairs of the Company or to supply a verifiable confirmation of the contents of such records. The Bank shall furnish the Company such reports (or portions thereof) of the Bank's external auditors as relate directly to the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement.




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                           (g) The Bank will supply to the Company at least
monthly a statement in respect to any Property in a Custody and a Deposit Account held by each sub-custodian, including an identification of the entity having possession of such Property, and the Bank will send to the Company an advice or notification of any transfers of Property to or from the Custodian Account and Deposit Account, indicating, as to Property acquired, the identity of the entity having physical possession of such Property. In the absence of the filing in writing with the Bank by the Company of exceptions or objections to any such statement within ninety (90) days of the Company's receipt of such statement, or within ninety (90) days after the date that a material defect in reasonably discoverable, the Company shall be deemed to have approved such statement; and in such case or upon written approval of the Company of any such statement the Bank shall, to the extent permitted by law and provided the Bank has met the standard of case in Section 12 hereof, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement has been settled by the decree of a court of competent jurisdiction in an action in which the Company and all persons having any equity interest in the Company were parties.

                           (h) The Bank warrants to the Company that in its
opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign

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custodian and each eligible foreign securities depository holding Property for the account of the Company pursuant to this Agreement afford protection for such Property at least equal to that afforded by the Bank's established procedures with respect to similar Property held by the Bank (and its securities depositories) in Boston, MA.

                           (i) The Bank hereby warrants the Company that as of
the date of this Agreement it is maintaining a Bankers Blanket Bond and hereby agrees to notify the Company in the event its Bankers Blanket Bond is canceled or otherwise lapses.

                  5. Deposit Account Payments. Subject to the provisions of
Section 7, the Bank shall make, or cause its sub-custodian to make, payments of cash credited to a Deposit Account only:

                           (a) in connection with the purchase of Securities and
the delivery of such Securities to, or the crediting of such Securities to the particular Custody Account of, the Bank or its sub-custodian, each such payment to be made at prices as confirmed by Instructions from Authorized Persons (as defined in Section 10 hereof);

                           (b) for the purchase or redemption of shares of the
capital stock of the Company and the delivery to, or crediting to the account of, the Bank or its sub-custodian of such shares to be so purchased or redeemed;

                           (c) for the payment of dividends, interest, taxes,
management or supervisory fees, capital distributions or operating expenses;

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                           (d) for the payments to be made in connection with
the conversion, exchange or surrender of Securities held in a Custody Account;

                           (e) for other proper corporate purposes; or

                           (f) upon the termination of this Custody Agreement as
hereinafter set forth. All payments of cash for a purpose permitted by subsection (a), (b), (c) or (d) of this Section 5 will be made only upon receipt by the Bank of Instructions from Authorized Persons which shall specify the purpose for which the payment is to be made and the applicable subsection of this Section 5. In the case of any payment to be made for the purpose permitted by subsection (e) of this Section 5, the Bank must first receive a certified copy of a resolution of the Board of Directors of the Company adequately describing such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment shall be made. Any payment pursuant to subsection (f) of this Section 5 will be made in accordance with Section 17 hereof.

                  In the event that any payment made under this Section 5 exceeds the funds available in that Deposit Account, the Bank's foreign sub-custodian may, in its discretion, advance funds in an amount equal to such excess and such advance, shall be deemed an overdraft from the Bank's foreign sub-custodian to that investment portfolio payable on demand, bearing interest at the rate of interest customarily charges by the Bank's foreign



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subcustodian on similar overdrafts. If the Bank causes a Deposit Account to be credited on the payable date for interest, dividends or redemptions, the Company will promptly return to the Bank any such amount or property so credited upon oral or written notification that neither the Bank nor its sub-custodian can collect such amount or property in the ordinary course of business. The Bank or its sub-custodian, as the case may be, shall have no duty or obligation to institute legal proceeding or take any other action with respect to the collection of such amount or property beyond its ordinary collection procedures.

                  6. Custody Account Transactions. Subject to the provisions of
Section 7, Securities in a Custody Account will be transferred, exchanged or delivered by the Bank or its sub-custodian only:

                           (a) upon sale of such Securities and receipt by the
Bank or its sub-custodian or payment therefor, each such payment to be in the amount confirmed by Instruction from Authorized Persons;

                           (b) when such Securities are called, redeemed or
retired, or otherwise become payable. Notwithstanding the foregoing, the Bank or its sub-custodian shall have no responsibility to the Company for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds which are owned by the Company and held by the Bank, its sub-custodian or their respective nominees. Nor shall the Bank or its sub-custodian have any responsibility or liability to the Company for any loss for any missed

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payments or other defaults resulting therefrom unless the Bank or such sub-custodian received timely notification from the Company specifying the time, place and manner for the presentment of any such put bond held by the Bank, its sub-custodian or their respective nominees. The Bank shall not be responsible and assumes no liability to the Company for the accuracy or completeness of any notification the Bank or any sub-custodian may furnish to the Company with respect to put bonds;

                           (c) in exchange for or upon conversion into other
Securities alone or other Securities and cash pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment;

                           (d) upon conversion of such Securities pursuant to
their terms into other Securities;

                           (e) upon exercise of subscription, purchase or other
similar rights represented by such Securities;

                           (f) for the purpose of exchanging interim receipts or
temporary Securities for definitive Securities;

                           (g) for the purpose of redeeming in kind shares of
the capital stock of the Company against delivery to the Bank or its sub-custodian of such shares to be redeemed;

                           (h) for other proper corporate purposes; or

                           (i) upon the termination of this Sub-Custodian
Agreement as hereinafter set forth. All transfers, exchanges or deliveries of Securities in a Custody Account for a purpose permitted by either

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subsection (a), (b), (c), (d), (e) or (f) of this Section 6 will be made, except as provided in Section 8 hereof, only upon receipt by the Bank of Instructions from Authorized Persons which shall specify the purpose of the transfer, exchange or delivery to be made and the applicable subsection of this Section 6. In the case of any transfer or delivery to be made for the purpose permitted by subsection (g) of this Section 6, the Bank must first receive Instructions from Authorized Persons specifying the shares held by the Bank or its sub-custodian to be so transferred or delivery of such shares shall be made. In the case of any transfer, exchange or delivery to be made for the purpose permitted by subsection (h) of this Section 6, the Bank must first receive a certified copy of a resolution of the Board of Directors of the Company adequately describing such transfer, exchange or delivery, declaring such purpose to be proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made. Any transfer or delivery pursuant to subsection (i) of this Section 6 will be made in accordance with Section 17 hereof.

                   7. Custody Account Procedures. With respect to any transaction involving Securities held in or to be acquired for a Custody Account, the Bank in its discretion may cause the Deposit Account to be credited on the actual settlement date with the proceeds of any sale or exchange of Securities from the particular Custody Account and to be debited on the actual settlement date for the cost of Securities purchased or acquired for the particular Custody Agreement.

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                  Settlement and payment for Securities received for, and
delivery of Securities out of, a Custody Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer.

                  8. Actions of the Bank. Until the Bank receives Instructions from Authorized Persons to the contrary, the Bank will, or will instruct its sub-custodian, to:

                           (a) present for payment any Securities in a Custody
Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Bank or sub-custodian is aware of such opportunities for payment, and hold cash received upon presentation of such Securities in accordance with the provisions of Section 2, 3 and 4 hereof;

                           (b) in respect of Securities in a Custody Account,
execute in the name of the Company such ownership and other certificates as may be required to obtain payments in respect thereof;

                           (c) exchange interim receipts or temporary Securities
in a Custody Account for definitive Securities;

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                           (d) (if applicable) convert monies received with
respect to Securities or foreign issue into United States dollars or any other currency necessary to effect any transaction involving the Securities whenever it is practicable to do so through customary banking channels, using any method or agency available, including, but not limited to, the facilities of the Bank, its subsidiaries, affiliates or sub-custodians;

                           (e) (if applicable) appoint brokers and agents for
any transaction involving the Securities in a Custody Account; and

                           (f) reclaim taxes withheld by foreign issuers where
reclaim is possible provided that Bank has been provided with all documentation it may require.

                  9. Instructions. As used in this Agreement, the term "Instructions" means instructions of the Company received by the Bank, via telephone, telex, TWX, facsimile transmission, bank wire or other telephonic or electronic instruction system acceptable to the Bank which the Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify.

                  Any Instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but the Company will hold the Bank harmless for the Company's (i) failure to send such

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confirmation in writing, or (ii) the failure of such confirmation to conform to the telephone Instructions received. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. If the Bank requires test arrangements, authentication methods or other security devices to be used with respect to Instructions, any Instructions given by the Company thereafter shall be given and processed in accordance with such terms and conditions for the use of such arrangements, methods of devices as the Bank may put into effect and modify from time to time. The Company shall safeguard any test keys, identification codes or other security devices which the Bank shall make available to them. The Bank may electronically record any Instructions given by telephone, and any other telephone discussions, with respect to a Custody Account.

                  10. Authorized Persons. As used in this Agreement, the term "Authorized Persons" means such officers or such agents of the Company as have been designated by a resolution of the Board of Directors of the Company, a certified copy of which has been provided to the Bank, to act on behalf of the Company in the performance of any acts which Authorized Persons may do under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from Authorized Persons that any such officer or agent is no longer an Authorized Person.

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                  11. Nominees. Securities in a Custody Account which are
ordinarily held in registered form may be registered in the name of the Bank's nominee or, as to any Securities in the possession of any entity other than the Bank, in the name of such entity's nominee. The Company agrees to hold any such nominee harmless from any liability as a holder of record of such Securities, but not if such liability is a result of such nominee's negligence. The Bank may without notice to the Company cause any such Securities to cease to be registered in the name of any such nominee. In the event that any Securities registered in the name of the Bank's nominee or held by one of its sub-custodians and registered in the name of such sub-custodian's nominee are called for partial redemption by the issuer of such Security, the Bank may allot, or cause to be allotted, the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.

                  12. Standard of Care.

                           (a) The Bank shall be obligated to perform only such
duties as are set forth in this Agreement or expressly contained in instructions given to the Bank which are consistent with the provisions of this Agreement.

                                 (i) The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Property. The Bank shall be liable to the Company for any loss which shall occur as the result of the failure of a sub-custodian or any eligible foreign securities depository to exercise reasonable care and without negligence with respect to the safekeeping of such



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                                        Property to the same extent that the
                                        Bank would be liable to the Company if
                                        the Bank were holding such Property in
                                        Boston, MA. In the event of any loss to
                                        the Company by reason of the failure or
                                        negligent conduct of the Bank or its
                                        subcustodian or an eligible foreign
                                        securities depository to exercise
                                        reasonable care, the Bank shall be
                                        liable to the Company only to the extent of the Company's direct damages and expenses, which damages, for purposes of Property only shall, be determined based on the market value of the Property which is the subject of the loss at the date of such loss and without reference to any special conditions or circumstances.

                                 (ii) The Bank will not be responsible for any act, omission, default or for the solvency of any broker or agent (other than as provided herein) which it or a sub-custodian appoints and uses unless such appointment and use were made or done negligently or in bad faith.

                                 (iii)  The Bank shall be indemnified by, and
                                        without liability to the Company for any action taken or omitted by the Bank whether pursuant to Instructions or otherwise within the scope of this Agreement if such act or omission was in good faith and without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any document which it believes in good faith and without negligence to have been validly executed.

                                 (iv) The Company agrees to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Property in such Custody Account and

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                                        Deposit Account, assuming that the
                                        Company has in good faith determined
                                        that the Bank has properly performed its duties hereunder.

                                 (v) The Bank shall be entitled to rely, and may act upon the advice or counsel (who may be counsel for the Company) on all matters and shall act reasonably and in good faith pursuant to such advice. Notwithstanding the foregoing, the Bank shall remain liable for the performance of its duties hereunder and such counsel shall act reasonably and in good faith.

                                 (vi) The Bank need not maintain any insurance for the exclusive benefit of the Company.

                                 (vii) Without limiting the foregoing, the Bank shall not be liable for any loss which results from:

                                 1)     the general risk of investing, or

                                 2)     subject to Section 12(a)(i) hereof
                                        investing or holding Property in a
                                        particular country including, but not
                                        limited to, losses resulting from
                                        nationalization, expropriation or other
                                        governmental actions; regulation of the
                                        banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Property.

                                 (viii) No party shall be liable to the other
                                        for any loss due to forces beyond their
                                        control including but not limited to
                                        strikes or work stoppages, acts of war
                                        or terrorism, insurrection, revolution,
                                        nuclear fusion, fission or radiation, or acts of God.

                           (b) Consistent with and without limiting the first

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paragraph of this Section 12, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

                                 (i)    Question Instructions or make any
                                        suggestions to Company or Authorized
                                        Person regarding such Instructions;

                                 (ii) Supervise or make recommendations with respect to investments or the retention of Securities;

                                 (iii)  Subject to Section 12(a)(ii) hereof,
                                        evaluate or report to the Company or an
                                        Authorized Person regarding the
                                        financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement; or

                                 (iv) Review or reconcile trade confirmations received from brokers.

                           (c) The Bank shall provide to the Company, on an
annual basis, a report confirming that the arrangements hereunder remain in compliance with the rules of the Securities and Exchange Commission governing such arrangements.

                  13. Corporate Action. Whenever the Bank or its sub-custodian receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus, issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Bank will give the Company notice of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its

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customers. The Bank shall use its best efforts to ensure that it receives all available Corporate Action information, interprets such information concerning the Securities and promptly reports such information to the Company.

                  When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank or its sub-custodians will endeavor to obtain Instructions from the Company or its Authorized Person, but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the applicable Deposit Account with the proceeds and to take any other action it deems, in good faith, to be appropriate in which case, provided it has met the standard of care in Section 12 hereof, it shall be held harmless by the Company for any such action.

                  The Bank will deliver proxies to the Company or its designated agent pursuant to special arrangements which may have been agreed to in writing between the parties hereto. Such proxies shall be executed in the appropriate nominee name relating to Securities in the Custody Account registered in the name of such nominee but without indicating the manner in which such proxies are

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to be voted; and where bearer Securities are involved, proxies will be delivered in accordance with instructions from Authorized Persons.

                  14. Fees and Expenses.

                           (a) The Company will compensate the Bank for its
services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule A and incorporated herein. Such Fee Schedule does not include out-of-pocket disbursements of the Bank for which the Bank shall be entitled to bill separately. Out-of-pocket disbursements may include only the items specified in the Schedule of Out-of-Pocket charges annexed hereto as Schedule B and incorporated herein, which schedule may be modified by the Bank if the Company consents in writing to the modifications.

                           (b) The parties hereto will agree upon the
compensation for acting as custodian for any portfolio of the Company hereafter established and designated, and at the time that the Bank commences serving as such for said portfolio, such agreement shall be reflected in a Fee Schedule for that portfolio, dated and signed by an officer of each party hereto, which shall be attached to Schedule A of this Agreement.

                           (c) Any compensation agreed to hereunder may be
adjusted from time to time by attaching to Schedule A of this Agreement a revised Fee Schedule, dated and signed by an Authorized Officer or authorized representative of each party hereto.

                           (d) The Bank will bill the Company as soon as
practicable after the end of each calendar month, and said billings will be

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detailed in accordance with the Fee Schedule for the Company. The Company will promptly pay to the Bank the amount of such billing.

                           (e) Subject to the Bank's proper performance of its
duties hereunder, the Company hereby agrees to hold the Bank harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed, or assessed with respect to the Custody Account with the Bank and also agrees to hold the Bank, its sub-custodians, and their respective nominees harmless from any liability as a record holder of Securities in such Custody Account. The Bank is authorized to charge the account of the Company for such items and the Bank shall have a lien on Securities in such Custody Account and on cash in such Deposit Account for any amount owing to the Bank from time to time under this Agreement.

                  15. Effectiveness. This Agreement shall be effective on the date first noted above.

                  16. Termination. This Agreement may be terminated by the Company or the Bank by 60 days' written notice to the other, sent by registered mail, provided that any termination by the Company shall be authorized by a resolution of the Board of Directors of the Company, a certified copy of which shall accompany such notice of termination, and provided further, that such resolution shall specify the names of persons to whom the Bank shall deliver the

Securities in each Custody Account and to whom the cash in each Deposit Account shall be paid. If notice of termination is given by the Bank, the Company shall, within 60 days following the giving of such notice, deliver to the Bank a certified copy of a resolution of the Board of Directors of the Company specifying the names of the persons to whom the Bank shall deliver such Securities and cash, after deducting therefrom any amounts which the Bank determines to be owed to it under Section 14 hereof. If within 60 days following the giving of a notice of termination by the Bank, the Bank does not receive from the Company a certified copy of a resolution of the Board of Directors of the Company specifying the names of the persons to whom the cash in each Deposit Account shall be paid and to whom the Securities in each Custody Account shall be delivered, the Bank, at its election, may deliver such Securities and pay such cash to a bank or trust company doing business in the continental United States and qualified as a custodian under the Investment Company Act of 1940, as amended, to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold such Securities and cash until a certified copy of one or more resolutions as aforesaid is delivered to the Bank. The obligations of the parties hereto regarding the use of reasonable obligations of the parties hereto regarding the use of reasonable care, indemnities and payment of fees and expenses shall survive the termination of this Agreement.

                  17. Miscellaneous.

                           (a) Annexed hereto as Appendix A is a certification
signed by two of the present officers of the Company setting forth the names and the signatures of the present Authorized Persons. The Company agrees to furnish to the Bank a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Bank shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

                           (b) Annexed hereto as Appendix B is a certification
signed by two of the present officers of the Company setting forth the names and the signatures of the present officers of the Company. The Company agrees to furnish to the Bank a new certification in similar form in the event any such present officer ceases to be an officer of the Trust or in the event that other or additional officers are elected or appointed. Until such new certification shall be received, the Bank shall be fully protected in acting under the provisions of this Agreement upon the signature of the officers as set forth in the last delivered certification.

                           (c) Any notice or other instrument in writing,
authorized or required by this Agreement to be given to the Bank, shall be sufficiently given if addressed to the Bank and mailed or delivered to it at its offices at One Boston Place, Boston, Massachusetts 02108 or at such other place as the Custodian may from time to time designate in writing.

                           (d) Any notice or other instrument in writing,
authorized or required by this Agreement to be given to the Company, shall be sufficiently given if addressed to the Company and mailed or delivered to it at its offices at its address stated on the first page hereof or at such other place as the Company may from time to time designate in writing, with a copy to:

                                   Alex Brown
                                   135 East Baltimore Street
                                   Baltimore, Maryland 21202
                                   Attention:  Edward J. Veilleux

                           (e) This Agreement may not be amended or modified in
any manner except by a written agreement executed by both parties with the same formality as this Agreement, (i) authorized and approved by a vote of the Board of Directors of the Company, including a majority of the members of the Board of Directors of the Company who are not "interested persons" of the Company (as defined in the 1940 Act), or (ii) authorized and approved by such other procedures as may be permitted or required by the 1940 Act.

                           (f) This Agreement shall extend to and shall be
binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Company without the written consent of the Bank, or by the Bank without the written consent of the Company authorized or approved by a vote of the Board of

Directors of the Company, and any attempted assignment without such written consent shall be null and void.

                           (g) This Agreement shall be construed in accordance
with the laws of The Commonwealth of Massachusetts.

                           (h) The captions of the Agreement are included for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                           (i) This Agreement may be executed in any number of
counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

                                 FLAG INVESTORS INTERNATIONAL,
                                 FUND, INC.

                                 BY: _____________________________________
                                 Name:
                                 Title:

                                 BOSTON SAFE DEPOSIT AND
                                 TRUST COMPANY

                                 By: _____________________________________
                                 Name:
                                 Title:

                                   APPENDIX A

                  We, ___________________, Treasurer and ___________________,
Secretary, of Flag Investors International Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Company"), do hereby certify that:

                  The following individuals have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Company and the signatures set forth opposite their respective names are their true and correct signatures:

                                   APPENDIX B

                  We, ________________, President and _________________________,
Secretary of Flag Investors International Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Company"), do hereby certify that:

                  The following individuals serve in the following positions with the Company and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Company's Articles of Incorporation and By-Laws and the signatures set forth opposite their respective names are their true and correct signatures:


Name           Position                 Signature
----           --------                 ---------
               President                ______________________________________

               Treasurer                ______________________________________

               Secretary                ______________________________________

               Investment Officer      ______________________________________

               Investment Officer      ______________________________________

               Assistant Treasurer      ______________________________________

               Assistant Treasurer      ______________________________________

               Assistant Secretary      ______________________________________

               Assistant Secretary      ______________________________________

               Assistant Secretary      ______________________________________

                      APPENDIX C - INDIVIDUALS WITH ACCESS

                  I, Lynne E. Larkin, Secretary of Boston Safe Deposit and Trust Company, a Massachusetts corporation (the "Custodian"), do hereby certify that:

                  The following twelve named individuals have been duly authorized by the Executive Committee of the Board of Directors of the Custodian to have access to the assets of Flag Investors International Fund, Inc., a corporation organized under the laws of the State of Maryland, held by the Custodian in its capacity as such:

                                           Diane Contardo
                                           Marie F. Culleton
                                           Karen D. DeVitto
                                           Joan M. Donahue
                                           Claire J. Lurie
                                           Eleanor L. Millan
                                           Cynthia E. Peluso
                                           Geraldine E. Ryan
                                           Mary A. Sannella
                                           Daniel J. Smith
                                           Merton E. Thompson, III
                                           George H. Whitney, III


                                           _____________________________________
                                           Lynne E. Larkin
                                           Boston Safe Deposit and Trust Company

                                   Schedule A

                                 FLAG INVESTORS
                                  FEE SCHEDULE
                                CUSTODY SERVICES

I.      Holding Charges

        U.S. Assets
               First $200 million of net assets       2.0 Basis Points
               Next $300 million of net assets        1.0 Basis Points
               Over $500 million of net assets        0.8 Basis Points

        Plus a per security holding charge of $5.00 per month.

II.     Transaction Charges

               DTC and Fed Book Entry            $10 per trade
               PTC                               $17.50 per trade
               U.S. Physical                     $30 per trade
               Third Party FX                    $20 per FX
               Paydowns                          $5 per paydown

III.    Country Groupings

                                    Fees                  Transactions
                                    ----                  ------------
Euroclear/Cedel

               Under 500 million    4 basis points        $25
               Over 500 million     3 basis points        $25

Group I Markets

               Under 500 million    6 basis points        $25
               Over 500 million     5 basis points        $25

Group II Markets                    12 basis points       $35
Group III Markets                   15 basis points       $35
Group IV Market                     35 basis points       $75

Third Party FX Contracts                                  $20

                                 FLAG INVESTORS
                                  FEE SCHEDULE
                                CUSTODY SERVICES

Group I           Group II                  Group III                Group IV
Markets           Markets                   Markets                  Markets
-------           -------                   -------                  -------
Canada            Australia                 Austria                  Argentina
Germany           Belgium                   Italy                    Brazil
Japan             Denmark                   Malaysia                 Chile
United Kingdom    Finland                   Portugal                 Cyprus
                  France                    Singapore                Greece
                  Hong Kong                 South Korea              India
                  Ireland                   Spain                    Indonesia
                  Mexico                    Thailand                 Israel
                  Netherlands                                        Jordan
                  New Zealand                                        Luxembourg
                  Norway                                             Pakistan
                  Sweden                                             Peru
                  Switzerland                                        Philippines
                                                                     Poland
                                                                     Sri Lanka
                                                                     Turkey
                                                                     Venezuela

                                   SCHEDULE B

                  The Company will pay to the Custodian as soon as possible after the end of each month the out-of-pocket expenses specified on this Schedule B and reasonably incurred in connection with the assets of the Company:

                          telephone
                          wire charges
                          courier services
                          stamp duty
                          registration